EXHIBIT 5

FAEGRE & BENSON LLP
2200 Wells Fargo Center, 90 South Seventh Street
Minneapolis, Minnesota 55402-3901
TELEPHONE  612.766.7000
FACSIMILE  612.766.1600
www.faegre.com

September 29, 2005

Gander Mountain Company
4567 American Boulevard West
Minneapolis, Minnesota 55437

Ladies and Gentlemen:

In connection with the proposed registration under the Securities Act of 1933, as amended, of up to 1,304,013 shares of common stock, par value $.01 per share (the “Shares”), of Gander Mountain Company, a Minnesota corporation (the “Company”), issuable upon conversion of a floating rate convertible subordinated note issued by the Company in a private placement on August 16, 2005 (the “Note”), we have examined such corporate records and other documents, including the Registration Statement on Form S-3 relating to such shares (as such Registration Statement may be amended from time to time, the “Registration Statement”), and have reviewed such matters of law and made such inquiries of the Company’s officers as we have deemed necessary for this opinion, and we advise you that in our opinion:

1.                                       The Company is a corporation duly organized and existing under the laws of the State of Minnesota.

2.                                       When the Shares are issued upon conversion of the Note and sold as contemplated in the Registration Statement, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of the Shares initially issuable upon conversion of the Note and such Shares will be legally and validly issued and fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.   Our opinions set forth in this letter are based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Validity of the Securities” in the prospectus constituting a part of the Registration Statement and to the reference to our firm wherever appearing therein.

Very truly yours,

FAEGRE & BENSON LLP

By:	/s/ W. MORGAN BURNS
W. Morgan Burns

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